Ernst & Young LLP       (box) Suite 700                (box) Phone: 919 981 2800
                        3200 Beechleaf Court 27604-1063
                        P.O. Box 40789
                        Raleigh, North Carolina 27629-0789




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-31852, No. 33-39266, No. 33-45127 and No. 33-76066) pertaining to the 1988 Stock Option Plan of Tangram Enterprise Solutions, Inc., of our report dated February 28, 1997, with respect to the financial statements and schedule of Tangram Enterprise Solutions, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                     /s/ Ernst & Young L.L.P.



Raleigh, North Carolina
March 26, 1996






     Ernst & Young L.L.P. is a member of Ernst & Young International, Ltd.

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